UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman of the Board

On October 31, 2007, the Board of Directors of AGL Resources Inc. (the “Company”) appointed John W. Somerhalder II chairman of the board, making Mr. Somerhalder’s new title Chairman, President and Chief Executive Officer, effective October 31, 2007.  The Board also appointed D. Raymond Riddle Lead Director, effective October 31, 2007.  Mr. Riddle has been a member of the Company’s Board of Directors since May 1978 and prior to Mr. Somerhalder’s appointment served as chairman of the board.

A copy of the press release announcing these governance changes is attached to this report as exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

Effective October 31, 2007, the Board amended the Company’s Guidelines on Significant Corporate Governance Issues (the “Guidelines”) to, among other things, define the role of the Lead Director.  Specifically, the Guidelines were amended by adding the following new paragraph:

6.           Lead Director

If the Chairman of the Board of Directors is an executive officer or employee of the Company, then the Board of Directors shall appoint, from among the independent directors, a Lead Director.  The Lead Director shall be appointed for a term ending on the earlier of (a) three years from the date of appointment or (b) the last day of the individual’s service on the Board of Directors.  The Lead Director shall: (a) serve as Chairman of the Executive Committee of the Board of Directors; (b) preside at the Executive Sessions of non-management directors; (c) collaborate with the Chief Executive Officer, the General Counsel and the Corporate Secretary on setting the annual calendar for all regular meetings of the Board and its standing committees; (d) maintain close contact with the chairmen of each standing committee; (e) oversee the Company’s policy on communications between shareholders or other interested parties and non-management directors; and (f) communicate the results of the annual evaluation of the Chief Executive Officer to the Chief Executive Officer on behalf of the Board of Directors.

As a result, the Board adopted a conforming amendment to the Company’s bylaws to reflect the role of Lead Director in chairing the Board’s Executive Committee.  A copy of the text of the amendment to the Company’s bylaws is attached to this report as exhibit 3.2.  A copy of the Guidelines as amended is available on the Company’s website at www.aglresources.com.

Item 9.01                                Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.2	Text of amendment to Bylaws, effective October 31, 2007

99.1	Press release, dated November 5, 2007, announcing chairman of the board and lead director appointments

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 5, 2007	/s/ Paul R. Shlanta
Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

3.2	Text of amendment to Bylaws, effective October 31, 2007

99.1	Press release, dated November 5, 2007, announcing chairman of the board and lead director appointments